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                                                            EXHIBIT NO. 99.1(c)

                            MFS/SUN LIFE SERIES TRUST

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                                  REDESIGNATION
                                    OF SERIES


         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated May 1, 2001, as amended (the "Declaration"), of MFS/Sun Life Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:


         1. The series designated as Global Health and Sciences Series shall be redesignated as Strategic Value Series.

         2. The series designated as International New Discovery Series shall be redesignated as Mid Cap Value Series.

         Pursuant to Section 6.9(h) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.
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IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 30th day of April, 2002.


SAMUEL ADAMS                                       DERWYN F. PHILLIPS
---------------------------                        ---------------------------
Samuel Adams                                       Derwyn F. Phillips
3 Overledge Road                                   1250 West Southwinds Blvd.
Manchester, MA  01944                              Vero Beach, FL  32963


J. KERMIT BIRCHFIELD                               C. JAMES PRIEUR
---------------------------                        ---------------------------
J. Kermit Birchfield                               C. James Prieur
33 Way Road                                        60 Douglas Drive
Gloucester, MA  01930                              Toronto, Ontario
                                                   M4W 2B3, Canada


ROBERT C. BISHOP                                   RONALD G. STEINHART
---------------------------                        ---------------------------
Robert C. Bishop                                   Ronald G. Steinhart
1199 Madia Street                                  25 Robledo Drive
Pasadena, CA  91103                                Dallas, TX  75230


FREDERICK H. DULLES                                HAVILAND WRIGHT
---------------------------                        ---------------------------
Frederick H. Dulles                                Haviland Wright
47 East 64th Street                                739 Wild Turkey Trail
New York, NY  10021                                Boulder, CO  80302


DAVID D. HORN
---------------------------
David D. Horn
257 Lake Street
New Vineyard, ME  04956